UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 11, 2008

TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)
Wisconsin
(State or other jurisdiction of incorporation)

001-33452	39-1914727
(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin (Address of principal executive offices)	53717 (Zip Code)
(608) 824-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 11, 2008, the Board of Directors of TomoTherapy, Incorporated (the “Company”) appointed John Greisch, age 52, as a director of the Company with a term effective January 31, 2008 and expiring at the Company’s 2008 Annual Meeting of Stockholders. Mr. Greisch brings 30 years of corporate finance and operational leadership experience to the TomoTherapy board. He currently serves as corporate vice president and president, international, for Baxter International Inc.
Mr. Greisch joined Baxter in 2002 as vice president of finance for Baxter’s Renal business. He then assumed the role of vice president of finance and strategy for Baxter’s BioScience business before being named president of that business. In 2004, Mr. Greisch was named corporate vice president and chief financial officer.
Prior to joining Baxter, Mr. Greisch was president and CEO of FleetPride Corporation and served in a variety of roles at The Interlake Corporation, including chief financial officer, treasurer and president of its European operations. Mr. Greisch received a bachelor’s degree in Business Administration from Miami University and a master’s degree in Management from Northwestern University’s J.L. Kellogg Graduate School of Management.
TomoTherapy also announced that Michael J. Cudahy, age 83, founder and former CEO of Marquette Medical Systems, will retire from the Board of Directors of TomoTherapy effective January 31, 2008 to pursue philanthropic activities. There has been no disagreement with Mr. Cudahy as to the Company’s policies, operations or practices.
On January 11, 2008, Company issued a press release entitled “TomoTherapy Incorporated Appoints John Greisch to Its Board of Directors.” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Description
99.1	Press Release dated January 11, 2008, titled “TomoTherapy Incorporated Appoints John Greisch to Its Board of Directors”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED
Dated: January 11, 2008	By:	/s/ Stephen C. Hathaway
Stephen C. Hathaway
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release dated January 11, 2008, titled “TomoTherapy Incorporated Appoints John Greisch to Its Board of Directors”